EXHIBIT 21

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                                                                      Exhibit 21

                              LIST OF SUBSIDIARIES
                                       OF
                              STAKE TECHNOLOGY LTD.

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              Name of Company                Jurisdiction of Incorporation
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           Stake Technology Ltd.                    Federal Canada
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        Northern Food & Dairy, Inc.                    Minnesota
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               Sunrich, Inc.                           Minnesota
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               Temisca, Inc.                            Quebec
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            Nordic Aseptic, Inc.                       Minnesota
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          Sunrich Food Group, Inc.                     Minnesota
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        Stake Technology (USA) Inc.                    Delaware
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           558497 Ontario Limited                       Ontario
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          1108176 Ontario Limited                       Ontario
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     Full Circle Recycling Incorporated                 Ontario
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